UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 19, 2013

ENERGY FOCUS, INC.

__________________________

(Exact name of registrant as specified in its charter)

Delaware	0-24230	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road
Solon, Ohio		44139
(Address of principal executive offices)		(Zip Code)

(440) 715-1300

(Registrant’s telephone number,
including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Joseph G. Kaveski has resigned as a member of the Board of Directors of the Company effective as of June 19, 2013.

Earlier, on April 30, 2013, Mr. Kaveski stepped down as the Company’s Chief Executive Officer. As an executive officer, Mr. Kaveski had entered into a Continuity Agreement with the Company dated as of December 30, 2009 that subsequently was amended as of December 7, 2012. The Continuity Agreement provided for severance benefits for one year following the termination of employment.

The Company and Mr. Kaveski have entered into a Separation Agreement and Release effective as of June 19, 2013. The Separation Agreement implements the provisions of the earlier Continuity Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2013

ENERGY FOCUS, INC.

	By	/s/ Mark J. Plush
	Name:	Mark J. Plush
	Title:	Chief Financial Officer